Exhibit (21)

MARSHALL & ILSLEY CORPORATION

SUBSIDIARIES

December 31, 2008

Subsidiaries Incorporated or Organized in Wisconsin	Subsidiaries Incorporated in Kansas
M&I Bank of Mayville	Gold Banc Mortgage, Inc.
M&I Community Development Corporation	Gold Capital Management, Inc.
M&I Dealer Finance, Inc.	Regional Holding Company, Inc.
M&I Distributors, LLC	Regional Properties, Inc.
M&I Equipment Finance Company
M&I Exchange Services, LLC	Subsidiaries Incorporated in Minnesota
M&I Financial Advisors, Inc.	M&I Business Credit, LLC
M&I Insurance Services, Inc.	M&I Business Credit Holdings, Inc.
M&I Investment Management Corp.
M&I Investment Partners Management, LLC	Subsidiaries Incorporated or Organized in Missouri
M&I LLC	Louisville Realty Corporation
M&I Marshall & Ilsley Bank	SWB Holdings, Inc.
M&I Private Equity Group II, LLC	SWB Investment II Corporation
M&I Realty Advisors, Inc.	Southwest Bank, an M&I Bank
Marshall & Ilsley Trust Company National Association	Trustcorp Statutory Trust I
Milease, LLC	Trustee Corporation, Inc.

Subsidiaries Incorporated in Arizona	Subsidiaries Incorporated or Organized in Nevada
M&I Insurance Company of Arizona, Inc.	M&I Bank FSB
M&I Custody of Nevada, Inc.
Subsidiaries Incorporated or Organized in Delaware	M&I Marshall & Ilsley Holdings, Inc.
EBC Statutory Trust I	M&I Marshall & Ilsley Regional Holdings, Inc.
EBC Statutory Trust II	M&I Marshall & Ilsley Investment Corporation
Gold Banc Trust III	M&I Marshall & Ilsley Investment II Corporation
Gold Banc Trust IV	M&I Mortgage Pass-Through Business Trust Series, 2004-1
Gold Banc Capital Trust V	M&I Portfolio Services, Inc.
M&I Dealer Auto Securitization, LLC	M&I Servicing Corp.
M&I Northwoods III LLC	M&I Zion Holdings, Inc.
M&I Private Equity Group LLC	M&I Zion Investment Corporation
M&I Ventures L.L.C.	M&I Zion Investment II Corporation
TCH MI Holding Company, Inc.	SWB Investment Corporation
SWB of St. Louis Holdings, Inc.
Subsidiaries Incorporated or Organized in Illinois	SWB of St. Louis Holdings I, LLC
North Star Deferred Exchange Corp.	SWB of St. Louis Holdings II, LLC
North Star Realty Investors, Inc.
North Star Realty Services, LLC	Subsidiaries Incorporated in Vermont
North Star Trust Company	M&I Mortgage Reinsurance Corporation

Subsidiaries Incorporated or Organized in Indiana
First Indiana Capital Statutory Trust II